EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

C&F FINANCIAL CORPORATION

(as adopted October 16, 2007)

TABLE OF CONTENTS

			Page
ARTICLE I – SHARES			1
Section	1.	Certificates for Stock	1
Section	2.	Lost, Destroyed or Mutilated Certificates	1
Section	3.	Stock Transfer Books and Transfer of Shares	2
Section	4.	Restrictions on Transfer	2
Section	5.	Transfer Agent and Registrar; Regulations	2

ARTICLE II – SHAREHOLDERS			3
Section	1.	Holders of Shares	3
Section	2.	Meetings Generally	3
Section	3.	Annual Meetings	3
Section	4.	Special Meetings	3
Section	5.	Notice	3
Section	6.	Waiver of Notice	4
Section	7.	Action Without Meeting	4
Section	8.	Determination of Shareholders of Record	5
Section	9.	Conduct of Meetings	5
Section	10.	Proxies	5
Section	11.	Procedure at Meetings	5
Section	12.	Quorum and Voting	5
Section	13.	Adjournments	6

ARTICLE III – DIRECTORS			6
Section	1.	General Powers	6
Section	2.	Number and Qualifications	6
Section	3.	Regular Meetings	6
Section	4.	Special Meetings	6
Section	5.	Notice	6
Section	6.	Waiver of Notice	7
Section	7.	Action Without Meeting	7
Section	8.	Conduct of Meetings	7
Section	9.	Procedure at Meetings	7
Section	10.	Participation by Conference Telephone	7
Section	11.	Quorum	7
Section	12.	Committees	7
Section	13.	Staggered Terms	8
Section	14.	Removal	8
Section	15.	Vacancies	8
Section	16.	Nominations of Director Candidates	8
Section	17.	Resignation	9
Section	18.	Conflicts of Interest	9
Section	19.	Age Limitation of Directors	9

ARTICLE IV – OFFICERS			9
Section	1.	Generally	9
Section	2.	Chairman of the Board of Directors	10
Section	3.	President	10
Section	4.	Vice Presidents	10
Section	5.	Secretary	10
Section	6.	Treasurer	10
Section	7.	Delegation of Power	10
Section	8.	Term of Office	11
Section	9.	Resignation	11
Section	10.	Removal	11
Section	11.	Execution of Instruments	11
Section	12.	Proxies	11

ARTICLE V – LIMIT ON LIABILITY AND INDEMNIFICATION			11
Section	1.	Limitation on Liability	11
Section	2.	Indemnification of Directors and Officers	11
Section	3.	Advance for Expenses	12
Section	4.	Insurance	12
Section	5.	Determination by Legal Counsel	12
Section	6.	Amendment of Article	12
Section	7.	References in Article	12

ARTICLE VI – SEAL			13

ARTICLE VII – AMENDMENTS			13

BYLAWS

OF

C&F FINANCIAL CORPORATION

ARTICLE I

SHARES

Section 1. Certificates for Stock. The shares of the Corporation’s stock may be certificated or uncertificated as provided under Virginia law, and shall be entered in the stock transfer books of the Corporation and registered as they are issued.

When shares are represented by certificates, such certificates shall be in such form as required by the Virginia Stock Corporation Act and as determined by the Board of Directors, certifying the number and class of fully paid shares of the stock of the Corporation represented thereby. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board of Directors, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, or any other officer authorized by the Board of Directors and may (but need not) bear the corporate seal of the Corporation or a facsimile thereof, but a facsimile signature may be used only if the certificate is countersigned by a transfer agent or registered by a registrar, as applicable, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send, or cause to be sent, to the shareholder to whom such shares have been issued or transferred a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the Commonwealth of Virginia, the name of the shareholder, the number and class or series, if any, of the shares represented, any restrictions on the transfer or registration of such shares imposed by the Corporation’s articles of incorporation, these bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation, and any additional information required by the Virginia Stock Corporation Act to be included on certificates.

Section 2. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, the Corporation may require the holder of record to furnish proof of such loss, destruction or mutilation, to give a bond of indemnity to the Corporation in such form and in such sum as the Board of Directors may direct, and to comply with any other terms the Board of Directors may lawfully prescribe, provided that the Board of Directors may elect not to require any bond when, in the judgment of the

Board of Directors, it is proper so to do. Upon satisfactory completion by the holder of record of the requirements imposed by the Board of Directors, the Corporation shall deliver to the holder of record either a duplicate certificate for such shares or evidence of the holder’s ownership of such shares in uncertificated form.

Section 3. Stock Transfer Books and Transfer of Shares. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose. Transfers of the Corporation’s shares shall be made and recorded on the stock transfer books of the Corporation upon the receipt of proper transfer instructions as prescribed by the Board of Directors, and, in the case of transfers of shares which are represented by one or more certificates, only upon receipt of such certificate(s) with proper endorsement, from the holder of record or from such holder’s duly authorized attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary of the Corporation or its designated transfer agent or other agent. In the event a certificate representing shares to be transferred cannot be surrendered because it has been lost, destroyed or mutilated, the transferor shall comply with the requirements imposed by the Board of Directors as set forth in Section 2 of this Article I in lieu of surrendering a properly endorsed certificate. Upon satisfactory completion by the transferor of the requirements set forth in this Section 3, all certificates for the transferred shares shall be cancelled, new certificates representing the transferred shares (or evidence of the transferee’s ownership of the transferred shares in uncertificated form) shall be delivered to the transferee, and the transaction shall be recorded on the stock transfer books of the Corporation. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock transfer books of the Corporation by an entry showing from and to whom transferred.

Section 4. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provisions of the articles of incorporation, these bylaws, or an agreement among the shareholders or between the shareholders and the Corporation that impose restrictions on the transfer of shares.

Section 5. Transfer Agent and Registrar; Regulations. The Corporation, as directed by the Board of Directors, may appoint and maintain in the Commonwealth of Virginia or any other state of the United States, a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars. The Board of Directors may make, or authorize such agent(s) and registrar(s) to make, all rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock, whether or not such shares are represented by certificates). No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar.

ARTICLE II

SHAREHOLDERS

Section 1. Holders of Shares. Except as otherwise expressly required by Virginia law, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its stock transfer books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

Section 2. Meetings Generally. Meetings of shareholders shall be held at the registered office or the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. At least ten days before each meeting, the officer or agent having charge of the stock transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each, arranged by voting group and within each voting group by class or series of shares. For a period of ten days prior to the meeting the list of shareholders kept on file at the registered office or the principal office of the Corporation or at the office of its transfer agent or registrar shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 3. Annual Meetings. An annual meeting of the shareholders shall be held on the third Tuesday in April of each year, or on such other date set by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. A special meeting of the shareholders shall be held on the call of the Chairman of the Board of Directors, the President or the Board of Directors.

Section 5. Notice.

(a) Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of shareholders of the Corporation.

(b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act, the articles of incorporation or these bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 5(b) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

(c) A shareholder’s attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote thereon and delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

Section 8. Determination of Shareholders of Record. The stock transfer books may be closed by order of the Board of Directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive payment of any dividend or any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing the stock transfer books, the Board of Directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such payment or distribution is to be made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date for such determination of shareholders shall be the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend or distribution is adopted, as the case may be.

Section 9. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the President, shall act as chairman of and preside over meetings of the shareholders. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting. The order of business at the annual meeting of shareholders and as far as is practicable at any other meetings of the shareholders shall be determined by the chairman.

Section 10. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

Section 11. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 9 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. However, upon the demand of the holders in the aggregate of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

Section 12. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

Section 13. Adjournments. The affirmative vote of a majority of the shares represented at any meeting, whether represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place. If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as expressly provided in the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

Section 2. Number and Qualifications. The Board of Directors shall consist of a minimum of 5 and a maximum of 15 individuals. Directors need not be residents of Virginia or shareholders of the Corporation. Directors shall be elected at each annual meeting of the shareholders and may be elected at any special meeting of the shareholders.

Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the President or any 2 of the directors.

Section 5. Notice. Written notice of the date, time and place of special meetings shall be given to each director either by personal delivery, by mail or other method of delivery, by electronic mail or by facsimile telecommunication, by or at the direction of the officer or directors calling the meeting, to the address, electronic mail address or the facsimile number of such director as it appears in the records of the Corporation, not less than two business days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

Section 8. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the President, shall act as chairman of and preside over meetings of the Board of Directors. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

Section 9. Procedure at Meetings. The procedure at meetings of the Board of Directors shall be determined by the chairman, and the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe.

Section 10. Participation by Conference Telephone. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 11. Quorum. A quorum at any meeting of the Board of Directors shall be a majority of the number of directors fixed or prescribed by these bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 12. Committees. The Board of Directors may create one or more committees and appoint two or more members of the Board of Directors to serve on them at the pleasure of the Board of Directors. Any such committee, to the extent specified by the Board of Directors, may exercise the authority that may be exercised by the Board of Directors except to the extent prohibited or restricted by law, the articles of incorporation or these bylaws.

The provisions of Sections 3 through 11 of this Article III, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

Section 13. Staggered Terms. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. Directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1994 annual meeting of the shareholders; directors of the second class (Class II) shall be elected for a term expiring at the 1995 annual meeting of the shareholders, and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1996annual meeting of shareholders. The successors to the class of directors whose terms expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

Section 14. Removal. Directors of the Corporation may be removed only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

Section 15. Vacancies. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the shareholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the class of directors to which that person has been elected. Vacancies resulting from the increase in the number of directors shall be filled in the same manner.

Section 16. Nominations of Director Candidates. The Board of Directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual shareholders’ meeting. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such shareholder’s intent to make such nomination(s) has been given, either by personal delivery or by mail, postage prepaid, to the Secretary of the Corporation not less than thirty (30) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that such notice shall not be required to be given more than ninety (90) days prior to the annual meeting of shareholders. Each such notice of a shareholder’s intention to make nomination(s) shall set forth: (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors, including, but not limited to, the amount and nature of his beneficial ownership of the Corporation’s securities, his principal occupation for the past five years and his age; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at any meeting may refuse to acknowledge the nomination of any person not made in compliance with this Section 16.

Section 17. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

Section 18. Conflicts of Interest. No transaction with the Corporation in which a director has a direct or indirect personal interest shall be void or voidable solely because of the director’s interest in the transaction if: (i) the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee of the Board of Directors, and the transaction was authorized, approved or ratified by the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or (ii) the material facts of the transaction and the director’s interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction; or (iii) the transaction is fair to the Corporation.

Section 19. Age Limitation of Directors. No director elected after February 1, 1995 shall be eligible for election or re-election to the Board of Directors who has reached the age of 72 years on or before the election of directors by the shareholders at the annual meeting. This provision shall not apply to any person serving as a director of Citizens and Farmers Bank on December 31, 1984.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, such Vice Presidents or Assistant Vice Presidents as the Board of Directors may appoint, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The Board of Directors may, from time to time, appoint other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office and may, but need not, be a director. Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the President.

Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the shareholders and directors and shall perform such duties as may be lawfully required of, or conferred upon, him by the Board of Directors.

Section 3. President. The President shall be the chief executive officer of the Corporation. The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation. The President shall, during the absence, disqualification or inability to act of the Chairman of the Board of Directors, exercise all the functions and perform all the duties of the Chairman of the Board of Directors and shall perform, to the extent consistent with these bylaws, such duties as may be conferred upon him by the Board of Directors.

Section 4. Vice Presidents. Each Vice President shall perform, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors or the President. In the event of and during the absence, disqualification or inability to act of the President, the Vice Presidents, in the order designated by the Board of Directors, shall have the authority and perform the duties of the President.

Section 5. Secretary. The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and directors in a book or books kept for that purpose and the responsibility for authenticating records of the Corporation. The Secretary shall maintain a record of shareholders based on the stock transfer books of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the Board of Directors, shall maintain the stock transfer books of the Corporation.

Section 6. Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and, unless otherwise prescribed by the Board of Directors or the President, shall maintain the books of account and financial records.

Section 7. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the Board of Directors or by the President shall have the authority and perform the duties of such officer.

Section 8. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the Board of Directors held after each annual meeting of the shareholders, or for such longer or shorter term as the Board of Directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

Section 9. Resignation. An officer may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

Section 10. Removal. Any officer may be removed, with or without cause, at any time by the Board of Directors and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 11. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the Board of Directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation. The signature of any such officer or other individual may be a facsimile when authorized by the Board of Directors.

Section 12. Proxies. Unless otherwise prescribed by the Board of Directors, the Chairman of the Board of Directors or the President may from time to time himself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

ARTICLE V

LIMIT ON LIABILITY AND INDEMNIFICATION

Section 1. Limitation of Liability. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.

Section 2. Indemnification of Directors and Officers. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act, the Corporation shall indemnify each director or officer of the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his willful misconduct or a knowing violation of criminal law in the performance of his duty as such director or officer. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

Section 3. Advance for Expenses. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article V against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been an employee, agent or consultant of the Corporation, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2 of this Article V.

Section 4. Insurance. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee, agent or consultant of the Corporation against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

Section 5. Determination by Legal Counsel. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Sections 2 or 3 of this Article V shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

Section 6. Amendment of Article. No amendment, modification or repeal of this Article V shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act occurring before the adoption of such amendment, modification or repeal.

Section 7. References in Article. Every reference herein to director, officer, employee, agent or consultant shall include (i) every director, officer, employee, agent, or consultant of the Corporation or any corporation the majority of the voting stock of which is owned directly or indirectly by the Corporation, (ii) every former director, officer, employee, agent, or consultant of the Corporation, (iii) every person who may have served at the request of or on behalf of the Corporation as a director, officer, employee, agent, consultant or trustee of another corporation, partnership, joint venture, trust or other entity, and (iv) in all of such cases, his executors and administrators.

ARTICLE VI

SEAL

The seal of the Corporation shall be a flat-face circular die containing the name of the Corporation, of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall from time to time adopt.

ARTICLE VII

AMENDMENTS

These bylaws may be amended or repealed by the Board of Directors except to the extent that (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal the same. These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

ADOPTED: October 16, 2007